United States

Securities And Exchange Commission

Washington, DC 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 27, 2012

NorthWest Indiana Bancorp
(Exact Name of Registrant as Specified in Its Charter)

Indiana	000-26128	35-1927981
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9204 Columbia Avenue, Munster, Indiana		46321
(Address of Principal Executive Offices)		(Zip Code)

(219) 836-4400
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

On April 27, 2012, the Corporation held the Annual Meeting of Shareholders pursuant to due notice. Holders of a total of 1,885,901 shares were present in person or by proxy at the meeting. Four directors were elected to the following terms, by the following votes.

Director	Expiration of Term	Votes For	Withhold Vote	Broker Non-Votes

David A. Bochnowski	2015	1,616,807	1,993	267,101
Kenneth V. Krupinski	2015	1,617,307	1,493	267,101
Anthony M. Puntillo, D.D.S., M.S.D.	2015	1,615,307	3,493	267,101
James L. Wieser	2015	1,611,313	7,487	267,101

The proposition described below, having received a vote, in person or by proxy, of more favorable votes than votes cast against the proposition, was declared to be duly adopted by the shareholders of the Corporation.

	For	Against	Abstain

Approval and ratification of the appointment of Plante Moran PLLC as independent registered public accountants for NorthWest Indiana Bancorp for the year ended December 31, 2012	1,885,046	0	855

2

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: April 27, 2012	NorthWest Indiana Bancorp

	By:	/s/ David A. Bocknowski
David A. Bocknowski
Chairman of the Board and Chief Executive Officer

3